EXHIBIT NO. 99.2

CERTIFICATION OF CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of SangStat Medical Corporation (the “Company”) for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen G. Dance, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Title	Date

/s/ STEPHEN G. DANCE	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2003

Stephen G. Dance, CPA, FCA

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.